EXHIBIT 23.5
                     CONSENT OF MICHAEL S. UPTON, CPA, P. A.

As an independant public accountant, I hereby consent to the use of my reports (and to all references to my Firm) included in or made a part of this registation statement.

                                        MICHAEL S. UPTON, CPA, P.A.

                                        By: /s/ MICHAEL S. UPTON, CPA
                                          Name: Michael S. Upton, CPA
                                          Title: Prsident

Greenville, South Carolina
September 5, 1996